                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  September 4, 2001 (August 31,
                                     2001)

                              GLOBAL MARINE INC.
            (Exact name of registrant as specified in its charter)

          Delaware                              1-5471                        95-1849298
(State or other jurisdiction of              (Commission                   (I.R.S. Employer
       incorporation)                        File Number)                 Identification No.)

                            777 N. Eldridge Parkway
                           Houston, Texas 77079-4493
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code:  713-596-5100
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Item 5.   Other Events.

          On August 31, 2001, Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub"), and Global Marine Inc., a company organized under the laws of Delaware ("Global Marine") entered into an Agreement and Plan of Merger (the "Merger Agreement"), whereby, subject to the conditions stated therein, Merger Sub will merge with and into Global Marine, with Global Marine surviving as a wholly owned subsidiary of Sub. At the effective time of the merger, each issued and outstanding share of common stock, par value $0.10 per share, of Global Marine will be converted into the right to receive 0.665 ordinary shares, par value $0.01 per share, of Santa Fe. In connection with the merger, Santa Fe will be renamed GlobalSantaFe Corporation.

          The closing of the merger will occur on the first business day immediately following the day on which all of the conditions to the merger contained in the Merger Agreement have been fulfilled or waived or on such other date as Global Marine and Santa Fe may agree. The closing of the merger is conditioned upon the approval of the shareholders of both Global Marine and Santa Fe, the receipt of all applicable regulatory approvals, including the expiration or termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions, all as further described in the Merger Agreement.

          In connection with the execution and delivery of the Merger Agreement, Global Marine, SFIC Holdings (Cayman), Inc. (the "Shareholder") and Kuwait Petroleum Corporation ("KPC") entered into a Shareholder Agreement. The Shareholder, the holder of approximately 37.7% of the outstanding Santa Fe ordinary shares and a wholly owned subsidiary of KPC, agreed to vote its shares of Santa Fe in favor of the transactions contemplated by the Merger Agreement and to refrain from soliciting a competing transaction to the Merger.

          The Merger Agreement and the Shareholder Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated in this Item 5 by reference. The text of a joint press release issued by Global Marine and Santa Fe is filed herewith as Exhibit 99.1, and is incorporated in this Item 5 by reference. The foregoing description of the Merger Agreement and the Shareholder Agreement, and the transactions contemplated in such documents, is qualified in its entirety by reference to such documents which are attached as exhibits.

Certain Information Concerning Participants in the Solicitation

          Global Marine and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Global Marine shareholders. The directors and executive officers of Global Marine include:
C. Russell Luigs, Edward R. Muller, Paul J. Powers, Carroll W. Suggs, Edward A. Blair, John M. Galvin, Ben G. Streetman, Thomas W. Cason, Robert E. Rose, John
L. Whitmire, Jon A. Marshall, Douglas K. Vrooman, Marion M. Woolie, Thomas R. Johnson, James L. McCulloch, W. Matt Ralls, Alexander A. Krezel, Michael R. Dawson and Douglas C. Stegall. As of the date of this communication, none of the foregoing participants beneficially own individually in excess of 1% of Global Marine's common stock. Shareholders may obtain additional information regarding the interests of the participants in the transaction by reading the joint proxy statement/prospectus when it becomes available.

Item 7.          Financial Statements and Exhibits

          (c)    Exhibits.

          10.1   --       Agreement and Plan of Merger, dated as of August 31,
                          2001, among Santa Fe International Corporation, Silver
                          Sub, Inc., Gold Merger Sub, Inc. and Global Marine
                          Inc.

          10.2   --       Shareholder Agreement, dated as of August 31, 2001,
                          between Global Marine Inc. and SFIC Holdings (Cayman),
                          Inc.

          99.1   --       Joint Press Release of Global Marine Inc. and Santa Fe
                          International Corporation, dated September 4, 2001
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GLOBAL MARINE INC.



                                  By: /s/ Alexander A. Krezel
                                      _____________________________________
                                      Alexander A. Krezel
                                      Vice President, Corporate Secretary and
                                      Assistant General Counsel


Date:  September 4, 2001